UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 22, 2010

FRONTIER OIL CORPORATION
(Exact name of registrant as specified in its charter)

WYOMING	1-7627	74-1895085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Memorial Drive, Suite 600 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 688-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 22, 2010, Frontier Oil Corporation (“Frontier”) issued $150,000,000 of 6⅞% Senior Notes due 2018 (the “Notes”) pursuant to an Indenture, dated November 22, 2010, among Frontier, certain subsidiaries of Frontier as guarantors (the “Guarantors”), and Wells Fargo Bank, N.A., as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture, dated November 22, 2010, among Frontier, the Guarantors and the Trustee.  The terms of the Indenture and the First Supplemental Indenture are described below under Item 2.03 and incorporated herein by reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 22, 2010, Frontier and the Guarantors entered into the First Supplemental Indenture referenced above to create a series of senior debt designated as 6⅞% Senior Notes due 2018.  Frontier will pay interest on the Notes on May 15 and November 15 of each year, beginning May 15, 2011.  The Notes will mature on November 15, 2018.  Frontier may redeem some of the Notes from time to time or all of the Notes at any time at the redemption prices set forth in the First Supplemental Indenture.

The Notes will be Frontier’s unsecured senior obligations and will rank equally with all of its existing and future senior indebtedness.  The Notes are subordinated to all of Frontier’s current and future secured obligations.  The Notes are pari passu in right of payment with all existing and future indebtedness, including Frontier’s outstanding 6.625% Senior Notes due 2011 and its 8.5% Senior Notes due 2016.

The Notes will be fully, unconditionally and jointly and severally guaranteed on a senior unsecured basis by Frontier’s current and future domestic material subsidiaries as Guarantors. The obligations of each Guarantor will be a general unsecured obligation of such Guarantor, ranking pari passu in right of payment with all other current or future senior borrowings of such Guarantor and senior in right of payment to any subordinated indebtedness incurred by such Guarantor in the future. The guarantee by the Guarantors will be effectively subordinated to the rights of Frontier’s existing and future secured creditors and to the Guarantors’ existing and future secured indebtedness.

The Indenture, as supplemented by the First Supplemental Indenture, among other things, restricts Frontier’s ability and the ability of the Guarantors to:

●	sell all or substantially all of Frontier’s assets or merge or consolidate with or into other companies;

●	borrow money or enter into sale-and-leaseback transactions;

●	incur liens;

●	pay dividends or make other distributions;

●	make other restricted payments and investments; and

●	enter into transactions with certain affiliates.

Many of these covenants will be suspended during periods when the Notes are rated investment grade by both Standard & Poor’s and Moody’s.

The foregoing descriptions of the Indenture and the First Supplemental Indenture are not complete and are qualified in their entirety by reference to the executed copies thereof filed herewith as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.  The form of Note issued pursuant to the First Supplemental Indenture is attached hereto as Exhibit 4.3 and incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

     (c) Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of November 22, 2010, among Frontier Oil Corporation, the guarantors named therein, and Wells Fargo Bank, N.A., as trustee.
4.2	First Supplemental Indenture, dated as of November 22, 2010, among Frontier Oil Corporation, the guarantors named therein, and Wells Fargo Bank, N.A., as trustee.
4.3	Form of global note for 6⅞% Senior Notes due 2018.
5.1	Opinion of Andrews Kurth LLP.
5.2	Opinion of Brown, Drew & Massey, LLP.
5.3	Opinion of Holland & Hart LLP.
23.1	Consent of Andrews Kurth LLP (included in Exhibit 5.1).
23.2	Consent of Brown, Drew & Massey, LLP (included in Exhibit 5.2).
23.3	Consent of Holland & Hart LLP (included in Exhibit 5.3).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER OIL CORPORATION
By: /s/ Doug S. Aron Name: Doug S. Aron Title: Executive Vice President and Chief Financial Officer

Date:  November 22, 2010